Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended December 31, 2017 (the “Report”) by Arcturus Ltd. (the "Company"), the undersigned, as Vice President, Finance & Operations of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rebecque Laba
Rebecque Laba
Vice President, Finance & Operations (principal financial officer) May 14, 2018